UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010 (July 26, 2010)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, Avaya Inc. (the “Company”) hired Kevin MacKay to serve as Vice President, Controller & Chief Accounting Officer of the Company, effective August 2, 2010.

Mr. MacKay, age 47, joins the Company from Tyco International Ltd. (“Tyco”) where, since 1997, he served in a variety of capacities. Since 2009, he served as Vice President and Controller of its ADT Worldwide division. From 2007 to 2009, Mr. MacKay served as Tyco’s Vice President, Assistant Treasurer – Banking and International Funding and, prior to that, from 2001 to 2007, he served as Tyco’s Vice President of Finance and Assistant Corporate Controller.

Mr. MacKay’s offer letter provides for the following compensation:

One-time Sign-on Bonus (1):	$25,000

Annual Base Salary:	$275,000

Target Annual Cash Bonus Award (2):	50% of Annual Base Salary

Stock Option Awards (3):	Option to purchase 110,000 shares of common stock of Sierra Holdings Corp., the Company’s parent (“Sierra”), which consist of (a) 71,500 shares, where 25% vests on each of the first, second, third and fourth anniversaries of the date of grant; and (b) 38,500 shares, where the amount of shares which vest depends on the return the Company’s majority stockholders receive on their initial investment in Avaya, following an exit event

(1)	If, within 12 months following the payment, Avaya terminates Mr. MacKay’s employment for cause or he terminates his employment for any reason, Mr. MacKay will be obligated to return a pro-rated portion of the award based upon completed months of employment.
(2)	Subject to the terms and conditions of the Avaya Inc. Short Term Incentive Plan (filed with the Securities and Exchange Commission (“SEC”) on December 23, 2009 as Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-163998)).
(3)	The option grant is conditioned upon approval by the board of directors of Sierra and will be subject to the terms and conditions of the Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan (filed with the SEC as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on July 1, 2010) and a Senior Vice President and Vice President Nonstatutory Option Agreement (a form of which was filed with the SEC as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on July 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 28, 2010	By:	/s/ PAMELA F. CRAVEN
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer